Exhibit 99.1

FOR IMMEDIATE RELEASE

AROWANA INC. ANNOUNCES EXTENSION OF TIME TO COMPLETE INITIAL BUSINESS COMBINATION

NEW YORK, NY, November 3, 2016 – Arowana Inc. (“Arowana”) (NASDAQ: ARWA; ARWAU; ARWAR; ARWAW) announced today that it held its extraordinary general meeting of shareholders and that, at such meeting, shareholders approved an extension of the date by which Arowana must consummate a business combination to January 9, 2017 (the “Extension”).

At the meeting, shareholders holding 141,752 public shares exercised their right to convert such public shares into a pro rata portion of the trust account. As a result, an aggregate of approximately $1,445,870 (or approximately $10.20 per share) was removed from the trust account to pay such holders. The conversions will not affect the number of Arowana’s rights and warrants outstanding.

Because the Extension was approved, Arowana’s insiders or their affiliates will loan Arowana an aggregate of approximately $205,000 (or $0.025 for each public share that was not converted into cash in connection with the Extension) at the beginning of each consecutive 30-day period during the Extension (including approximately $27,000 for the final four-day period at the end of the Extension, for a total of approximately $437,000) until Arowana completes its previously disclosed business combination (the “Transactions”) with VivoPower International PLC (“VivoPower”). Such loans will be contributed to the trust account. As a result, the conversion amount per share will be approximately $10.225, $10.25 or $10.2533 if the Transactions are consummated on or after November 7, 2016, December 7, 2016 and January 6, 2017, respectively, and the liquidation amount per share in the event the Transactions are not consummated will be approximately $10.2533 per share.

About Arowana Inc.

Arowana is a Cayman Islands exempted company formed for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization, or similar business combination with one or more businesses or entities. The company’s efforts to identify target businesses is not limited to a particular industry or geographic region.

Arowana, its directors and executive officers and EarlyBirdCapital, Inc. may be deemed to be participants in the solicitation of proxies for the extraordinary general meetings of Arowana shareholders and warrantholders to be held to approve the Transactions. Shareholders and warrantholders are advised to read the preliminary proxy statement/prospectus and, when available, definitive proxy statement/prospectus in connection with VivoPower’s issuance of securities and Arowana’s solicitation of proxies for the extraordinary general meetings, as well as the registration statement of which the proxy statement/prospectus forms a part and any amendments or supplements to the proxy statement/prospectus, because these documents will contain important information. The definitive proxy statement/prospectus will be mailed to shareholders and warrantholders as of a record date to be established for voting on the Transactions. Shareholders and warrantholders will also be able to obtain a copy of the proxy statement/prospectus, without charge, by directing a request to: Morrow Sodali, 470 West Avenue, Stamford CT 06902, (800) 662-5200, ARWA.info@morrowco.com. These documents, once available, can also be obtained, without charge, at the Securities and Exchange Commission's internet site (www.sec.gov).

Safe Harbor

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, you should not rely on these forward looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Additional information concerning these and other risk factors is contained in the company’s most recent filings with the SEC. All subsequent written and oral forward-looking statements concerning the company are expressly qualified in their entirety by the cautionary statements above. The company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based.

This press release is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Transactions and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of ARWA or VivoPower, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

This communication is only being distributed to, and is only directed at (i) persons who are outside the United Kingdom; or (ii) persons having professional experience in matters relating to investments who fall within the definition of "investment professionals" in Article 19(5) of the UK Financial Services and Markets Act 2000 (Financial Promotion) Order 2005; or (iii) high net worth bodies corporate, unincorporated associations and partnerships and trustees of high value trusts as described in Article 49(2) of the UK Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (all such persons in (i) to (iii) above being referred to as "relevant persons"). The securities to be offered in connection with the business combination are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such securities will be engaged in only with relevant persons, and any person who is not a relevant person should not rely on or act upon this communication.

Contact

Arowana Inc.

Level 11, 153 Walker Street

North Sydney, NSW 2060

Australia

Tel: +612-8083-9800

Email: investor.relations@arowanaco.com

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